Exhibit 10.16

FIFTH AMENDMENT TO

MASTER TIMBER MANAGEMENT AGREEMENT

(Canada Operations)

THIS FIFTH AMENDMENT (the “Amendment”) is dated as of the lst day of December, 2000, by and between HANCOCK NATURAL RESOURCE GROUP, INC., a Delaware corporation (hereinafter referred to as “HNRGI” or the “Client”), and ORM RESOURCES CANADA LTD., a British Columbia company (hereinafter referred to as “Manager”).  Capitalized terms not otherwise defined in this Amendment shall have the meanings given therefor in that certain Master Timber Management Agreement effective as of January 1, 1998, as amended by the agreements listed on Exhibit A hereto (herein collectively the “Master Agreement”).

WHEREAS, the parties hereto are parties to the Master Agreement, and

WHEREAS, the parties wish to amend the Master Agreement, all as set forth herein,

NOW, THEREFORE, the parties hereby agree as follows:

1.             Extension of Term.  The term of the Master Agreement is hereby extended for an additional one (1) year period commencing January 1, 2001 and continuing through and including December 31, 2001.

2.             Property Management Service Fee.  Exhibit lA of the Master Agreement is hereby replaced by Exhibit lA to this Amendment.  This replacement is effective as of January 1, 2001.

3.             Decision Making and Signing Authority.  Effective immediately, Exhibit 1B of the Master Agreement is hereby replaced by Exhibit 1B to this Amendment.

4.             Real Estate Sales Contract.  Effective immediately, Exhibit 2A of the Master Agreement is hereby replaced by Exhibit 2A to this Agreement.

5.             Additional Services.  The compensation for additional management services outlined in Exhibit 1A of the Master Agreement is hereby replaced by Exhibit B of this Agreement.  This replacement is effective as of January 1, 2001.

6.             Disposition and Acquisition Time and Material Fees.  The compensation for disposition and acquisition services outlined in Exhibit lA of the Master Agreement is hereby replaced by Exhibit 3B to this Agreement.  This replacement is effective as of January 1, 2001.

7.             Plans and Endowments.  Effective immediately, Section 4.02 of the Master Agreement (as previously amended by the Amendment dated December 29, 1998) is amended by deleting the definition of “Plans and Endowments” therein and inserting the following in its stead:

“Plans and Endowments means pension fund or retirement plans and accounts, endowments or foundations domiciled in the United States or Canada and organized and operated pursuant to the United States or Canadian law primarily or exclusively for the benefit of persons living within those jurisdictions; provided, however, that the terms “endowments” and “foundations” shall not include organizations or entities that own or acquire timberlands for conservation, environmental enhancement, wildlife protection or purposes other than commercial timberland activities.”

8.             Manager’s Primary Duties and Responsibilities.  Effective January 1, 2001, Section 1.02 of the Master Agreement shall be amended by including the following additional Manager duties and responsibilities:

(r)            Manager shall participate in timber landowner association working groups and committees, such as PFLA, WFPA, OFIC, and CFA, at a level to be mutually determined by Client and Manager.

(s)           Manager shall support Client’s efforts in client service, including support in planning and implementation of routine client tours, and in responding to routine property-related client information requests.

(t)            Manager shall assist Client in periodic, routine special projects, including cost benchmarking, data tracking, reporting, or mapping requests that potentially add value to Client’s properties. Manager shall not be responsible for out-of-pocket expenses associated with such projects, nor is this section intended to address large-scale projects.

(u)           Manager shall monitor and participate in forest research cooperatives as needed, so that Manager’s forest management planning and implementation reflects the currently publicly available knowledge and technology. All new strategies and tactics in property management shall be pre-approved by Client.

(v)           Manager shall collect clonal family data on trees to be planted (when available) and record the information within the stand level data system as part of the standard planting information process.

(w)          Manager shall provide and maintain a Forest Inventory System and a Forest Mapping System (including GIS) for Client, which shall include the parameters set forth in Exhibits 2D and 2E, respectively.

Existing Section 2.02(e) is amended by continuing the last sentence thereof as follows: “and a forest suppression plan; said plans to be updated annually by May 31.”

Existing Section 2.02(f) is amended by adding the following at the end thereof: “Manager shall further assist Client and its representatives in resolving legal parcel problems and other land use problems.”

Existing Section 2.02(m) is amended by deleting the first sentence thereof and inserting the following in its stead: “Manager shall be responsible for performing all usual and customary timberland management functions, including but not limited to negotiating terms of and preparing all easements, licenses and other land use agreements on forms pre-approved by Client.”

9.             Insurance.  Effective January 1, 2001, Section 5.01 of the Master Agreement shall be amended as follows:

•             In subsection (a)(i) delete the two references to “$500,000” and insert in their stead “$2,000,000.”

•             Add the following sentence at the end of subsections (a)(i) and (ii) and (b)(i):

“Such policy shall name Client, its subsidiary companies and the owner of each property that is subject to this Master Agreement as an Additional Insured.”

•             Add the following phrase after the word “emergency” in subsection (b): “(provided, however, that Manager shall immediately notify Client of each such waiver).”

•             In subsection (b)(i) delete the reference to “$500,000” and insert “$1,000,000” in its stead.

10.          Use of Name: Press Releases.  Effective immediately the Master Agreement is amended by including the following provision:

“Section 11.  Use of Name: Press Releases:  Not less than five (5) business days prior to distributing any press release, sales or marketing literature or other written material to unaffiliated third parties, which refers to the other party or any of its affiliates by name, or that make reference to or representations about the nature of the relationship in which the parties are engaged, Manager or Client (as the case may be) shall furnish the other party with a copy of such materials and shall refrain from distribution thereof if the other party reasonably objects in writing within five (5) business days of its receipt thereof.  Each party agrees to cooperate with the other to facilitate any desired press release or other written communication, to promptly review any suggested material (or the pertinent provisions thereof which refer to such party), to generally permit the use of its name by the other party in any factually accurate description of this Master Agreement, and to not unreasonably object to the manner in which its name may be used.  Each party also acknowledges that communications to Plans and Endowments (and their advisors and consultants) that are invested in Ultimate Client Portfolios will be made periodically and will necessarily disclose the existence of this Master Agreement, identify and refer to the parties by name, and each party agrees that the use of its name in such communications need not be approved.  Similarly, each party acknowledges that communications required by the Securities and Exchange Commission will be made periodically, and may disclose the existence of this Master Agreement, identify and refer to the parties by name, and each party agrees that the use of its name in such communications need not be approved.”

11.          Miscellaneous.  This Amendment and all exhibits and schedules hereto constitute an integral part of the Master Agreement.  Except as expressly amended by this Amendment, the Master Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by and through their properly authorized officers on the date first specified above.

CLIENT:		MANAGER:

HANCOCK NATURAL RESOURCE GROUP, INC., a Delaware corporation		ORM RESOURCES CANADA LTD., a British Columbia corporation

DNL
By:	[Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission]	By:	/s/ Allen E. Symington
	[Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission]		Allen E. Symington Chairman and Chief Executive Officer
Senior Vice President

EXHIBIT A
TO FIFTH AMENDMENT

List of Amendments to Master Agreement

Amendments to Master Agreement

1.             Consent to Assignment of Master Timber Management Agreement dated December 29, 1998

2.             Amendment dated December 29, 1998

3.             Second Amendment dated July 26, 1999

4.             Third Amendment dated August 6, 1999

5.             Fourth Amendment dated December 23, 1999

Work Authorizations

1.             Number OPA C0001 dated January 17, 2000

2.             Number OPA C0002 dated April 3, 2000

EXHIBIT 1B
TO FIFTH AMENDMENT
DECISION MAKING AND SIGNING AUTHORITY
Canadian Properties

CATEGORY		MANAGER’S AUTHORITY ($US)
1.	Timber sales contracts stumpage and log sales including salvage and miscellaneous forest products	[Confidential Treatment for the omitted material contained in the entire column has been requested and has been filed separately with the Securities and Exchange Commission]
2.	Logging and trucking contracts
3.	Land Use permits i.e., road use, rock/gravel/leases, regulatory permits, licenses (inc. hunting), ferns, oil and gas, etc.
4.	Budgeted Capital Expenses contracts and checks, i.e., site prep, planting, herbicide, PCT, logging roads, etc.
5.	Budgeted Operating Expenses checks; except management fees
6.	Budgeted Operating Expenses checks; management fees
7.	All legal invoices
8.	Disposition of properties — with HNRIC/COF approval closing costs; expenses; manager’s compensation; P&S contracts and closing documents

All Client contracts to be signed by authorized preparer and a minimum of two authorized individuals up to respective limits of their signing authority.

Manager — to provide and update list of its authorized individuals periodically.

Authorized HNRGI Associates:	Chief Operations Officer
Director of Forest Operations & Stewardship
Northwest Regional Manager
Northwest Regional Foresters

Decision-making authority:

•	Budget approval must be made by the HNRGI Northwest Regional Manager and Director of Forest Operations & Stewardship,;

•

Dispositions require approval of Hancock Natural Resource Investment Committee and JHLICo Committee of Finance; except that dispositions under [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission] must be approved by (i) a Regional Forest Manager or Director of Forest Operations & Stewardship, and

•	All recorded instruments (including deeds) to be signed by authorized officers of JHLICo, John Hancock Timber Resource Corp., HNRGI or other legal owner, respectively.

Exhibit 1A
To Fifth Amendment
Property Management Service Fee
Canadian Properties /Canadian Dollars

Property	Acreage Forecast (as of 10/31/00)	Base Rate CDN$/Acre Fee
Lake Cowichan	32,302	[Confidential Treatment for the omitted material contained in the entire column has been requested and has been filed separately with the Securities and Exchange Commission]
Comox	28,639
Total	60,941

EXHIBIT 2A
TO FIFTH AMENDMENT

Real Estate Sales Contract

1.             Contract of Purchase and Sale — British Columbia

2.             Contract of Purchase and Sale — Comox Timber LTD.

EXHIBIT 2D
TO FIFTH AMENDMENT

Computerized Mapping System Requirements

The computerized mapping system shall be a system that is reasonable and customary for the mapping and spatial analysis of large forest land bases in the Pacific Northwest.  Such a system will provide, but not necessarily be limited to the following:

Collection of data using GPS units.

Downloading data from GPS units to the mapping system.

Collection of data from heads-up digitizing, digitizing pads and scanners.

Importing map and other spatial data from external public and private sources using common data transfer formats.

Editing and maintenance functions for the spatial databases.

Links to attribute data stored in resource attribute databases (such as forest inventory), creating the ability to analyze data by spatial characteristics with the capability to link to a harvest scheduling system.

Automated standard map making processes.

Processes for creating custom maps.

Processes for making standard and ad hoc queries of the spatial databases.

Automated backups of the spatial databases.

Downloading the spatial data into one or more standard export formats.

Downloading any attribute (non-spatial) data into standard ASCII tables.

EXHIBIT 2E
TO FIFTH AMENDMENT

Forest Inventory System Requirements

The computerized inventory system shall be a system that is reasonable and customary for the management of large forest inventories in the Pacific Northwest.  Such a system will provide but not necessarily be limited to the following:

Collection of data using field data recorders or cruise cards.

Downloading data from the field data recorders to the inventory system.

Entering, storing and maintaining plot data in the inventory databases.

Compilation of plot data for specified aggregations of plots.

Loading and storage of compiled cruise results into the forest inventory databases as stand tables.

Processes for entering, storing, editing and maintaining stand level characteristics such as site, age, gross and net volumes, avg. DBH, stems per acres, and other pertinent data.  Such data shall be in total by stand, by species or other aggregation as appropriate.

Processes for updating of inventory information for annual growth by stand and projecting such growth over time.

Processes for editing and maintenance functions for the various inventory databases.

Obtaining stand areas from the computerized mapping system.

Processes for production of standard forest inventory reports.

Processes for development of standard and ad hoc queries of the inventory databases.

Automated backups of the inventory databases.

Downloading the cruise and inventory data into standard ASCII tables.

EXHIBIT B
TO FIFTH AMENDMENT
Rate Schedule for Additional Services

Time will be billed at the following rates:

Position Category	Billing Rate (CDN$/hour)
Clerk	[Confidential Treatment for the omitted material contained in the entire column has been requested and has been filed separately with the Securities and Exchange Commission]
Administrative Assistant
Technician
Forester/Analyst I
Forester/Analyst II
Senior Forester/Analyst III
Manager/Area Manager
Director/Region Manager
Executive

Expenses will be billed as follows:

Mileage                                  CDN [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission] / mile

Materials and Services        [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission] times actual cost

EXHIBIT 3B
TO FIFTH AMENDMENT
DISPOSITION AND ACQUISITION TIME AND MATERIALS FEES

Position Category	Billing Rate (CDN$/Hour)
Clerk	[Confidential Treatment for the omitted material contained in the entire column has been requested and has been filed separately with the Securities and Exchange Commission]
Administrative Assistant
Technician
Forester/Analyst I
Forester/Analyst II
Senior Forester/Analyst
Manager/Area Manager
Director/Region Manager
Executive

Markup to Cost of Materials and Services      [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission]

(Note: Services meaning and intending to refer to services contracted to others by Manager.)

Mileage charges                                               CDN [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission]

*Rates listed are for typical classifications of positions that will be used for disposition and acquisition services.  Other job classifications may be used with prior written agreement between Manager and Client.